Exhibit 10.1

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is entered into this 28th day of March, 2003 (the “Effective Date”), by and between REDBACK NETWORKS, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK, (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.    Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 27, 2002 (the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.    Borrower desires that Bank increase the amount available to be drawn under the Committed Revolving Line upon the terms and conditions more fully set forth herein.

C.    Subject to the representations and warranties of Borrowers herein and upon the terms and conditions set forth in this Amendment, Bank has agreed to make such increase and is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.    AMENDMENTS TO LOAN AGREEMENT.

1.1    Section 14 (Amended Definition).    The following term and its definition set forth in Section 14.1 of the Loan Agreement is amended in its entirety and replaced with the following:

(a)    “Committed Revolving Line” is a Credit Extension of up to $30,000,000.

1.2    Section 14.1 (Additional Definition).    Section 14.1 of the Loan Agreement is amended by inserting the following term and its respective definition in the proper alphabetical order of such Section:

(a)    “Closing Date” shall mean December 27, 2002.

2.    BORROWER’S REPRESENTATIONS AND WARRANTIES.    Borrower represents and warrants that:

(a)    immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)    Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)    the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)    the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e)    this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.    LIMITATION.    The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.    EFFECTIVENESS.    This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1    Amendment.    Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2    Payment of Facility Fee.    Borrower shall have paid to Bank a fully-earned, non-refundable fee in the amount of $27,500 on or before the Effective Date.

4.3    Payment of Bank Expenses.    Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the Effective Date.

5.    COUNTERPARTS.    This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.    INTEGRATION.    This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments

7.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	REDBACK NETWORKS, INC., a Delaware corporation
By: /s/ THOMAS L. CRONAN III Printed Name: Thomas L. Cronan III Title: Chief Financial Officer; Senior Vice President of Finance and Administration

BANK:	SILICON VALLEY BANK
By: /s/ NADIR MAGHSOUDNIA Printed Name: Nadir Maghsoudnia Title: Relationship Manager

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